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                                                                    EXHIBIT 4.47

                             NB HOLDINGS CORPORATION

                                                                      "Holdings"

                             Successor by merger to
                           BOATMEN'S BANCSHARES, INC.

                             NATIONSBANK CORPORATION

                                                                   "NationsBank"

                            THE CHASE MANHATTAN BANK
                                     f/k/a
                                 CHEMICAL BANK,
                             successor by merger to
                       MANUFACTURERS HANOVER TRUST COMPANY

                                                                       "Trustee"


                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of January 7, 1997

                          Subordinated Debt Securities

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                          THIRD SUPPLEMENTAL INDENTURE

     THIRD SUPPLEMENTAL INDENTURE, dated as of January 7, 1997, by and between NATIONSBANK CORPORATION, a North Carolina corporation ("NationsBank"), NB HOLDINGS CORPORATION, a Delaware corporation and wholly-owned subsidiary of NationsBank ("Holdings"), and THE CHASE MANHATTAN BANK, a New York corporation formerly known as Chemical Bank, as successor by merger to Manufacturers Hanover Trust Company (the "Trustee") under the Indenture, dated as of October 2, 1989 (the "Indenture") of BOATMEN'S BANCSHARES, INC., a Missouri corporation ("Boatmen's").

                      RECITALS OF NATIONSBANK AND HOLDINGS

     WHEREAS, Boatmen's has heretofore entered into the Indenture to provide for the issuance, from time to time, of its subordinated debt securities (the "Securities") and the Trustee (formerly known as Chemical Bank, a New York corporation, and successor by merger to Manufacturers Hanover Trust Company, a New York corporation) was appointed to serve as trustee thereunder;

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of August 29, 1996, as amended, by and among Boatmen's, NationsBank and Holdings, Boatmen's shall be merged into Holdings on or about January 7, 1997 (the "Effective Time") with Holdings as the surviving corporation, and Holdings shall succeed to and assume all rights and obligations of Boatmen's as a result thereof and NationsBank desires to join with Holdings in succeeding to the rights and obligations of Boatmen's arising under the Indenture;

     WHEREAS, all things necessary to make the Securities issued under the Indenture, as hereby supplemented, the valid obligations of NationsBank and Holdings, and to make the Indenture, as hereby supplemented, a valid agreement of NationsBank and Holdings, in accordance with their and its terms, have been done as of the Effective Time.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

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     In order to comply with the requirements of the Indenture, NationsBank and
Holdings, jointly and severally, covenant and agree with the Trustee for the equal and proportionate benefit of the holders of the Securities as follows:

                                   ARTICLE ONE
                           ASSUMPTION BY THE SUCCESSOR

     Section 101. NationsBank and Holdings hereby represent and warrant, jointly and severally, to the Trustee and to the holders of the Securities as follows:

          (a) Immediately after giving effect to the Merger (as hereafter defined), neither NationsBank nor Holdings shall be in default in the performance or observance of any of the terms, covenants and conditions of the Indenture to be kept or performed by NationsBank or Holdings, respectively.

          (b) NationsBank is a corporation organized and existing under the laws of the State of North Carolina and owns one hundred percent of Holdings, a Delaware corporation.

          (c) At the Effective Time, Boatmen's shall be merged into Holdings, said merger being hereinafter referred to as the "Merger".

     Section 102. NationsBank and Holdings hereby jointly and severally assume the due and punctual payment of the principal of (and premium, if any) and interest on the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Boatmen's in accordance with the terms of the Indenture, as previously and hereby supplemented.

     Section 103. NationsBank and Holdings shall jointly and severally succeed to, and be substituted for, and may exercise every right and power of, Boatmen's under the Indenture with the same effect as if NationsBank and Holdings had been originally named therein.

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                                   ARTICLE TWO
                                  MISCELLANEOUS

     Section 201. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Section 202. This Supplement shall be effective as of the Effective Time, being the time of the effectiveness of the Merger.

     Section 203. The recitals contained herein shall be taken as the statements of NationsBank and Holdings, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplement.

     Section 204. This Supplement shall be governed by and construed in accordance with laws of the jurisdiction which govern the Indenture and its construction.

     Section 205. This Supplement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 206. In accordance with Section 10.04 of the Indenture, all Securities authenticated and delivered after the execution of this Third Supplemental Indenture shall bear the following notation:

          As of January 7, 1997, the Indenture dated October 2, 1989, relating to this Security has been amended by the First Supplemental Indenture, dated as of September 23, 1992, a Second Supplemental Indenture, dated as of March 18, 1993, and a Third Supplemental Indenture dated as of January 7, 1997.

                            [Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

[SEAL]                                     NATIONSBANK CORPORATION

ATTEST:

/s/ James W. Kiser                         By  /s/ John E. Mack
--------------------------------             -----------------------------------
Secretary

[SEAL]                                     NB HOLDINGS CORPORATION

ATTEST:

/s/ James W. Kiser                         By  /s/ John E. Mack
--------------------------------             -----------------------------------
Secretary

[SEAL]                                     THE CHASE MANHATTAN BANK

ATTEST:

/s/ Francine Springer                      By  /s/ Glenn G. McKeever
--------------------------------             -----------------------------------
Authorized Officer

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STATE OF NORTH CAROLINA            )
                                   ) SS.
COUNTY OF MECKLENBURG              )

     On this 30th day of December, 1996, before me personally appeared John E. Mack, to me personally known, who being duly sworn, did say that he is the Senior Vice President & Treasurer of NB HOLDINGS CORPORATION, that the seal affixed to this instrument is the corporate seal of said corporation, and that the said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and the said John E. Mack acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                     /s/ Melva Hanna
                                     -------------------------------------------
                                     Notary Public

My commission expires:  10-27-2000



STATE OF NORTH CAROLINA            )
                                   ) SS.
COUNTY OF MECKLENBURG              )

     On this 30th day of December, 1996, before me personally appeared John E. Mack, to me personally known, who being duly sworn, did say that he is the Sr. Vice President & Treasurer of NATIONSBANK CORPORATION, that the seal affixed to this instrument is the corporate seal of said corporation, and that the said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and the said John E. Mack acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                     /s/ Melva Hanna
                                     -------------------------------------------
                                     Notary Public

My commission expires:  10-27-2000

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STATE OF __________________ )
                            ) SS.
COUNTY OF ________________  )

     On this 6th day of January, 1997, before me personally appeared GLENN G. McKEEVER, to me personally known, who being duly sworn, did say that he is the SENIOR TRUST OFFICER of The Chase Manhattan Bank, that the seal affixed to this instrument is the corporate seal of said association, and that the said instrument was signed and sealed on behalf of said association by authority of its Board of Directors and the said ______________________________ acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                      /s/ Emily Fayan
                                      -----------------------------------
                                      Notary Public

My commission expires:  EMILY FAYAN
                        Notary Public, State of New York
                        No. 24-4737006
                        Qualified in Kings County
                        Certificate filed in New York County
         `              Commission Expires December 31, 1997

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